UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 28, 2004

Christopher & Banks Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19972 (Commission File Number)	06-1195422 (I.R.S. Employer Identification No.)

2400 Xenium Lane North Plymouth, Minnesota (Address of Principal Executive Offices)		55441 (Zip Code)

Registrant’s telephone number, including area code: (763) 551-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  REGULATION FD DISCLOSURE

                On September 28, 2004, the registrant issued a press release commenting in part on the impact that the acquisition of Gilmore Brothers, Inc. might have on its  earnings outlook. The press release is included as Exhibit 99.1 to this Form 8-K.

                This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01  OTHER EVENTS.

                On September 28, 2004, the registrant entered into an Asset Purchase Agreement with Gilmore Brothers, Inc., a privately held women’s specialty retailer operating 20 stores in 9 states under the name “Acorn,” pursuant to which the registrant will purchase substantially all of the assets of the Company. The purchase price for the transaction will be approximately $7 million in cash.  The board of directors and the majority shareholder of Gilmore Brothers, Inc. have approved this transaction and it is anticipated to close within 45 days.

                Closing of the transaction is subject to the satisfaction of customary closing conditions and obtaining required consents.

                On September 28, 2004, the registrant issued a press release regarding the Asset Purchase Agreement. The press release is included herewith as Exhibit 99.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits.

                The following exhibit is furnished pursuant to Item 7.01 and Item 8.01:

Exhibit No.	Description of Exhibit
99.1	Press release issued by the registrant on September 28, 2004 with respect to the registrant’s announcement of the execution of a definitive agreement to acquire the assets of Gilmore Brothers, Inc

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Christopher & Banks Corporation

Date: September 29, 2004	By:	/s/ Andrew K. Moller
Andrew K. Moller
Chief Financial Officer